Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$2,591,250,000

SLM Student Loan Trust 2007-5

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

On July 19, 2007, the trust will issue:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes	$222,000,000	3-month LIBOR minus %	July 25, 2013
Floating Rate Class A-2 Notes	$201,000,000	3-month LIBOR plus %	October 26, 2015
Floating Rate Class A-3 Notes	$313,000,000	3-month LIBOR plus %	October 25, 2018
Floating Rate Class A-4 Notes	$286,000,000	3-month LIBOR plus %	April 26, 2021
Floating Rate Class A-5 Notes	$342,000,000	3-month LIBOR plus %	January 25, 2024
Floating Rate Class A-6 Notes	$1,149,512,000	3-month LIBOR plus %	January 26, 2043
Floating Rate Class B-1 Notes	$37,500,000	3-month LIBOR plus %	January 26, 2043
Auction Rate Class B-2 Notes	$40,238,000	Auction	January 26, 2043

The trust will make payments primarily from collections on a pool of consolidation student loans. Interest and principal on the floating rate notes will be payable quarterly on the 25th day of each January, April, July and October, beginning in October 2007. Interest and principal on the auction rate notes will be payable on the business day following the end of each applicable auction period and, for auction periods greater than 90 days, on the quarterly distribution dates referred to above. In general, the trust will pay principal, sequentially, to the class A-1 through class A-6 notes, in that order, until each such class is paid in full. The class B notes will receive payments or allocations of principal beginning on the stepdown date, which is expected to be the October 2013 quarterly distribution date. These payments and allocations will be made first, to the class B-1 notes and then to the class B-2 notes, until each such class is paid in full. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, and the reserve account. On the closing date, the trust will make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rates on the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class B-1 notes are determined by reference to LIBOR. A description of how LIBOR is determined appears under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus. The interest rate on the class B-2 notes is an auction rate. A description of how the auction rate is determined appears under “Additional Information Regarding the Notes—The Auction Rate Notes” in the base prospectus.

We are offering the notes through the underwriters when and if issued. Application will be made for the floating rate notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Joint Book-Runners

Banc of America Securities LLC	JPMorgan

Co-Managers

Credit Suisse	Deutsche Bank Securities	Merrill Lynch & Co.	RBS Greenwich Capital

July 10, 2007

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated July 6, 2007 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

THE TRUST WILL NOT ISSUE THE CLASS B-2A NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS. AS A RESULT, THE CLASS B-2 NOTES WILL CONSIST OF ONE CLASS OF AUCTION RATE NOTES. EACH REFERENCE TO THE FLOATING RATE CLASS B NOTES OR THE LIBOR-BASED CLASS B NOTES WILL BE A REFERENCE SOLELY TO THE CLASS B-1 NOTES.

The Notes

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $222,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $201,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $313,000,000;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $286,000,000;

•	Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $342,000,000; and

•	Floating Rate Class A-6 Student Loan-Backed Notes in the amount of $1,149,512,000.

Class B Notes:

•	Floating Rate Class B-1 Student Loan-Backed Notes in the amount of $37,500,000; and

•	Auction Rate Class B-2 Student Loan-Backed Notes in the amount of $40,238,000.

Closing Date. The closing date for this offering will be July 19, 2007.

Interest Rates. The spread to LIBOR will be set at the time of pricing. The initial interest rate for the auction rate notes will be determined on the second business day before the closing date.

Pricing Date. On or after July 11, 2007.

Initial Accrual Period. The initial accrual period for the auction rate notes will begin on the closing date and end on the initial auction rate adjustment date as set forth below. The initial accrual period for the floating rate notes will begin on the closing date and end on October 24, 2007, the day before the first quarterly distribution date. LIBOR for the first accrual period will be determined by the following formula:

x + [ 6 / 31 * (y-x)]

      where:

x = three-month LIBOR, and

y = four-month LIBOR.

Initial Auction Date. The initial auction date and the initial rate adjustment date occurring after the closing date for the class B-2 notes will be August 9, 2007, and August 10, 2007, respectively.

Stepdown Date. The stepdown date is the earlier to occur of (a) the October 2013 quarterly distribution date and (b) the first date on which no class A notes remain outstanding.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Maturity Date
Class A-1	July 25, 2013
Class A-2	October 26, 2015
Class A-3	October 25, 2018
Class A-4	April 26, 2021
Class A-5	January 25, 2024
Class A-6	January 26, 2043
Class B-1	January 26, 2043
Class B-2	January 26, 2043

Identification Numbers

The notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•	Class A-1 Notes: 78443F AA5

•	Class A-2 Notes: 78443F AB3

•	Class A-3 Notes: 78443F AC1

•	Class A-4 Notes: 78443F AD9

•	Class A-5 Notes: 78443F AE7

•	Class A-6 Notes: 78443F AF4

•	Class B-1 Notes: 78443F AG2

•	Class B-2 Notes: 78443F AJ6

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78443FAA57

•	Class A-2 Notes: US78443FAB31

•	Class A-3 Notes: US78443FAC14

•	Class A-4 Notes: US78443FAD96

•	Class A-5 Notes: US78443FAE79

•	Class A-6 Notes: US78443FAF45

•	Class B-1 Notes: US78443FAG28

•	Class B-2 Notes: US78443FAJ66

European Common Codes

•	Class A-1 Notes: 031127378

•	Class A-2 Notes: 031127467

•	Class A-3 Notes: 031127637

•	Class A-4 Notes: 031127670

•	Class A-5 Notes: 031127696

•	Class A-6 Notes: 031127742

•	Class B-1 Notes: 031127769

•	Class B-2 Notes: 031127831

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end on August 2, 2007.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on March 31, 2008.

Capitalization of the Trust

Floating Rate Class A-1 Student Loan-Backed Notes	$222,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	201,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	313,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	286,000,000
Floating Rate Class A-5 Student Loan-Backed Notes	342,000,000
Floating Rate Class A-6 Student Loan-Backed Notes	1,149,512,000
Floating Rate Class B-1 Student Loan-Backed Notes	37,500,000
Auction Rate Class B-2 Student Loan-Backed Notes	40,238,000
Equity	100

Total	$2,591,250,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to $1,110,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.

Add-on Consolidation Loan Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account in cash or eligible investments equal to $7,000,000. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to $6,250,000.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any quarterly distribution date will be the greater of:

(a)	0.25% of the sum of (i) the Pool Balance, (ii) the amounts, if any, on deposit in the add-on consolidation loan account and the pre-funding account (excluding any amounts in such accounts that will become part of Available Funds on the related quarterly distribution date), as of the close of business on the last day of the related collection period; and

(b)	$3,750,000;

provided that in no event will that balance exceed the sum of the aggregate outstanding principal balance of the notes.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $85,000,000. On and prior to the April 2009 quarterly distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of primary servicing, administration, auction agent and broker-dealer fees, interest due to the class A noteholders and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Funds on deposit in the capitalized interest account on the October 2008 quarterly distribution date in excess of $3,000,000 will be transferred to the collection account and included as Available Funds on that quarterly distribution date. All funds remaining on deposit in the capitalized interest account on the April 2009 quarterly distribution date will be transferred to the collection account and included as Available Funds on that quarterly distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the April 2009 quarterly distribution date.

Pre-Funding Account. On the closing date, the administrator will establish and maintain the pre-funding account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit from the net proceeds of the sale of the notes into the pre-funding account on the closing date. The deposit will be in cash or eligible investments equal to $772,044,233. Any amounts remaining on deposit in the pre-funding account on September 30, 2007, the end of the funding period, will be transferred to the collection account on the business day immediately following the end of that period and will be included as a part of Available Funds on the October 2007 quarterly distribution date.

Initial Over-issuance

The pool balance as of the statistical cutoff date plus the aggregate initial balances of the add-on consolidation loan account and the pre-funding account is approximately 99.75% of the aggregate principal balance of the notes minus the initial balance of the capitalized interest account.

Quarterly Distributions from the Collection Account

On or before each quarterly distribution date, the administrator will instruct the indenture trustee to make the following deposits, allocations and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” in the initial free-writing prospectus, to the extent of Available Funds for that quarterly distribution date (including amounts previously deposited in the future distribution account for such purpose), together with amounts transferred from the capitalized interest account through the April 2009 quarterly distribution date (with respect to clauses (a), (b), (c), (d) and (e) below for that quarterly distribution date), and amounts transferred from the reserve account with respect to that quarterly distribution date:

(a)	to the servicer, the primary servicing fee due on that quarterly distribution date;

(b)	to the administrator, the administration fee due on that quarterly distribution date and all prior unpaid administration fees;

(c)	pro rata, to the auction agent and to the broker-dealers for their respective fees that are due and payable on such quarterly distribution date to the extent that such quarterly distribution date is also an auction rate distribution date;

(d)	to the class A noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(e)	to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders’ Interest Distribution Amount; provided that if such quarterly distribution date is not also an auction rate distribution date, no amounts will be paid or allocated at this clause (e) to the auction rate class B notes;

(f)	sequentially, to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-6 noteholders, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(g)	on each quarterly distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such quarterly distribution date, to the class B-1 noteholders until the principal balance of such class is paid in full, the Class B Noteholders’ Principal Distribution Amount;

(h)	any remaining Class B Noteholders’ Principal Distribution Amount, to the class B-2 notes (in even lots of $50,000), until the principal balance of such class is paid in full; provided that if such quarterly distribution date is not also an auction rate distribution date, all amounts allocated with respect to the class B-2 notes will be deposited into the future distribution account for payment on the next auction rate distribution date;

(i)	to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(j)	to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(k)	with respect to the auction rate class B notes, to the auction rate class B noteholders, any carryover amounts; provided that if such quarterly distribution date is not also an auction rate distribution date, all amounts allocated with respect to the auction rate class B notes will be deposited into the future distribution account for payment on the next auction rate distribution date; and

(l)	to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.

The chart on the following page illustrates the application of funds on each quarterly distribution date as described in this term sheet and the initial free-writing prospectus.

Use of Proceeds

The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the add-on consolidation loan account, the capitalized interest account, the supplemental purchase account, the pre-funding account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $2,310,183.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain quarterly distribution dates based on various assumptions.

Underwriting

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about July 19, 2007 against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Banc of America Securities LLC	$37,000,000	$33,500,000	$52,168,000	$47,668,000
J.P. Morgan Securities Inc.	37,000,000	33,500,000	52,168,000	47,668,000
Credit Suisse Securities (USA) LLC	37,000,000	33,500,000	52,166,000	47,666,000
Deutsche Bank Securities Inc.	37,000,000	33,500,000	52,166,000	47,666,000
Greenwich Capital Markets, Inc.	37,000,000	33,500,000	52,166,000	47,666,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,000,000	33,500,000	52,166,000	47,666,000

Total	$222,000,000	$201,000,000	$313,000,000	$286,000,000

Underwriter	Class A-5 Notes	Class A-6 Notes	Class B-2 Notes	Class B-2A Notes
Banc of America Securities LLC	$57,000,000	$191,586,000	$6,250,000	$8,049,000
J.P. Morgan Securities Inc.	57,000,000	191,586,000	6,250,000	8,048,000
Credit Suisse Securities (USA) LLC	57,000,000	191,585,000	6,250,000	8,047,000
Deutsche Bank Securities Inc.	57,000,000	191,585,000	6,250,000	8,047,000
Greenwich Capital Markets, Inc.	57,000,000	191,585,000	6,250,000	0
Merrill Lynch, Pierce, Fenner & Smith Incorporated	57,000,000	191,585,000	6,250,000	8,047,000

Total	$342,000,000	$1,149,512,000	$37,500,000	$40,238,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates. Affiliates of each of Banc of America Securities LLC and J.P. Morgan Securities Inc. are parties to the merger agreement described in the initial free-writing prospectus. See our description of the merger agreement under “Recent Developments—Merger” in the initial free-writing prospectus.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

Exceptional Performance Designation

For the period from October 19, 2005 through October 18, 2006, the servicer was awarded the “exceptional performance” designation by the United States Department of Education. As of the date hereof, the Department of Education has not renewed the servicer’s “exceptional performance” designation, pending resolution of outstanding issues with the Department of Education concerning certain fees the servicer charges some delinquent borrowers. The servicer believes that the Department of Education will conclude that the servicer incorrectly charged borrowers certain late fees. The servicer has changed its late fee policies in accordance with the Department of Education’s position. The servicer’s previous designation, however, remains in effect. So long as the servicer’s exceptional performance designation remains in effect (or is not revoked), all federally reinsured student loans serviced by the servicer for at least 270 days before the date of default, including the trust student loans to be acquired with the proceeds of the notes, will be eligible to receive at least 99% reimbursement on any default claim properly submitted for payment.

The Secretary of Education may revoke (including potentially on a retroactive basis) the servicer’s exceptional performance designation if, among other things, subsequent audits of the servicer’s servicing operations reflect a failure to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. There can be no assurance that the servicer will maintain its exceptional performance designation in the future. Failure by the servicer to maintain its exceptional performance designation in the future is not a default under the servicing agreement between the trust and the servicer. If the servicer fails to maintain its exceptional performance designation, reimbursement on default claims will revert to the guaranteed percentage applicable to such student loan at the time of its origination (generally either 98% or 97%), which will be effective from either the annual renewal date, the date the Secretary determines the non-compliance occurred, or another date determined by the Secretary. In this event, any recoupment by the Secretary or any guarantor from the trust of amounts previously reimbursed by a guarantor, which is not reimbursed by the servicer or any affiliate, will reduce Available Funds for any applicable distribution date. For a discussion of legislative initiatives that may affect your notes and the exceptional performance designation, see “Recent Developments—Proposed Regulations and Legislation” in the initial free-writing prospectus.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED

MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
Percentage of CLR	24	48	72	96	120
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is June 25, 2007;

•	the closing date will be July 19, 2007;

•

all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•

consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	a 91-day Treasury bill rate of 4.78%; and

•	a three-month commercial paper rate of 5.30%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	distributions begin on October 25, 2007, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 5.35%;

•	class A-2 notes: 5.37%;

•	class A-3 notes: 5.39%;

•	class A-4 notes: 5.41%;

•	class A-5 notes: 5.43%;

•	class A-6 notes: 5.48%;

•	class B-1 notes: 5.58%; and

•	class B-2 notes: 5.46% plus applicable auction agent and broker-dealer fees of 0.16% per annum;

•	an administration fee equal to $20,000 is paid quarterly by the trust to the administrator, beginning in October 2007;

•	a servicing fee equal to 1/12 of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $6,250,000 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $3,750,000;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $7,000,000 and the full amount is used to purchase add-on consolidation loans on September 30, 2007;

•

the capitalized interest account has an initial balance equal to $85,000,000, on the October 2008 quarterly distribution date, funds on deposit in the capitalized interest account in excess of $3,000,000 will be transferred to the collection account and included in Available Funds on that quarterly distribution date, and on the April 2009 quarterly distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.26% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 1 month;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•

an optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the sum of (i) the initial pool balance and (ii) the aggregate initial principal balance of all additional trust student loans acquired using funds on deposit in the pre-funding account, including accrued interest to be capitalized, as of their respective subsequent cutoff dates;

•

the pool of trust student loans consists of 2,481 representative loans plus two additional representative loans for the trust student loans purchased with funds on deposit in the pre-funding account and the add-on consolidation loan account (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term; and

•	additional trust student loans in the amount of $772,044,233 are purchased at a price of 100% and added to the trust on September 30, 2007, using funds on deposit in the pre-funding account.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes

at Various CLR Percentages

Weighted Average Life (years)(1)	0%	50%	100%	150%	200%
Class A-1 Notes	1.42	1.32	1.25	1.19	1.16
Class A-2 Notes	4.32	3.46	3.00	2.70	2.47
Class A-3 Notes	7.87	5.94	5.00	4.42	4.01
Class A-4 Notes	11.28	8.44	7.00	6.11	5.50
Class A-5 Notes	14.20	10.87	9.00	7.83	7.01
Class A-6 Notes	19.47	17.03	14.73	12.88	11.47
Class B-1 Notes	11.71	9.86	8.91	8.37	8.02
Class B-2 Notes	19.85	17.85	15.88	14.23	12.91

Expected Maturity Date
Class A-1 Notes	April 25, 2010	October 25, 2009	July 25, 2009	April 25, 2009	April 25, 2009
Class A-2 Notes	April 25, 2013	January 25, 2012	April 25, 2011	January 25, 2011	July 25, 2010
Class A-3 Notes	April 25, 2017	October 25, 2014	July 25, 2013	October 25, 2012	April 25, 2012
Class A-4 Notes	April 25, 2020	January 25, 2017	July 25, 2015	July 25, 2014	October 25, 2013
Class A-5 Notes	January 25, 2023	October 25, 2019	July 25, 2017	April 25, 2016	April 25, 2015
Class A-6 Notes	July 25, 2029	January 25, 2028	January 25, 2026	January 25, 2024	April 25, 2022
Class B-1 Notes	October 25, 2023	January 25, 2021	July 25, 2019	April 25, 2018	July 25, 2017
Class B-2 Notes	July 25, 2029	January 25, 2028	January 25, 2026	January 25, 2024	April 25, 2022

(1)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2007	98	98	97	97	97
October 2008	35	31	27	23	19
October 2009	9	0	0	0	0
October 2010	0	0	0	0	0
October 2011	0	0	0	0	0
October 2012	0	0	0	0	0
October 2013	0	0	0	0	0
October 2014	0	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	97	83	70	58
October 2010	80	54	29	4	0
October 2011	49	6	0	0	0
October 2012	15	0	0	0	0
October 2013	0	0	0	0	0
October 2014	0	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	86
October 2011	100	100	78	52	27
October 2012	100	70	33	0	0
October 2013	87	34	0	0	0
October 2014	63	0	0	0	0
October 2015	38	0	0	0	0
October 2016	11	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	96	58
October 2013	100	100	83	32	0
October 2014	100	96	29	0	0
October 2015	100	52	0	0	0
October 2016	100	7	0	0	0
October 2017	80	0	0	0	0
October 2018	47	0	0	0	0
October 2019	11	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	87
October 2014	100	100	100	73	27
October 2015	100	100	78	20	0
October 2016	100	100	32	0	0
October 2017	100	68	0	0	0
October 2018	100	30	0	0	0
October 2019	100	0	0	0	0
October 2020	78	0	0	0	0
October 2021	44	0	0	0	0
October 2022	8	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	91
October 2016	100	100	100	91	74
October 2017	100	100	96	76	59
October 2018	100	100	83	63	47
October 2019	100	98	72	52	37
October 2020	100	88	61	42	29
October 2021	100	77	52	34	22
October 2022	100	67	43	27	0
October 2023	91	57	35	21	0
October 2024	78	47	28	0	0
October 2025	65	38	21	0	0
October 2026	52	29	0	0	0
October 2027	40	21	0	0	0
October 2028	29	0	0	0	0
October 2029	0	0	0	0	0

Class B-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	98	97	96	94	93
October 2014	91	84	78	71	65
October 2015	83	71	59	48	37
October 2016	74	57	40	25	17
October 2017	65	43	22	9	0
October 2018	56	29	9	0	0
October 2019	46	15	0	0	0
October 2020	35	2	0	0	0
October 2021	23	0	0	0	0
October 2022	11	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class B-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016	100	100	100	100	100
October 2017	100	100	100	100	93
October 2018	100	100	100	90	74
October 2019	100	100	94	74	58
October 2020	100	100	80	61	45
October 2021	100	93	68	49	35
October 2022	100	80	56	39	0
October 2023	98	68	46	31	0
October 2024	88	57	37	0	0
October 2025	73	46	28	0	0
October 2026	58	35	0	0	0
October 2027	45	26	0	0	0
October 2028	32	0	0	0	0
October 2029	0	0	0	0	0

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes

at Various CPR Percentages

Weighted Average Life (years)(1)	0%	4%	8%	12%	16%
Class A-1 Notes	1.42	0.90	0.65	0.52	0.45
Class A-2 Notes	4.32	1.82	1.32	1.11	0.91
Class A-3 Notes	7.87	3.64	2.31	1.70	1.41
Class A-4 Notes	11.28	5.93	3.78	2.75	2.15
Class A-5 Notes	14.20	8.61	5.59	4.07	3.18
Class A-6 Notes	19.47	15.79	12.24	9.43	7.48
Class B-1 Notes	11.71	9.63	8.64	8.14	7.53
Class B-2 Notes	19.85	17.50	15.14	12.82	10.86

Expected Maturity Date
Class A-1 Notes	April 25, 2010	October 25, 2008	July 25, 2008	April 25, 2008	April 25, 2008
Class A-2 Notes	April 25, 2013	January 25, 2010	January 25, 2009	October 25, 2008	October 25, 2008
Class A-3 Notes	April 25, 2017	April 25, 2012	July 25, 2010	October 25, 2009	April 25, 2009
Class A-4 Notes	April 25, 2020	July 25, 2014	January 25, 2012	October 25, 2010	January 25, 2010
Class A-5 Notes	January 25, 2023	October 25, 2017	April 25, 2014	July 25, 2012	April 25, 2011
Class A-6 Notes	July 25, 2029	April 25, 2027	July 25, 2024	April 25, 2021	October 25, 2018
Class B-1 Notes	October 25, 2023	January 25, 2021	January 25, 2019	October 25, 2017	October 25, 2016
Class B-2 Notes	July 25, 2029	April 25, 2027	July 25, 2024	April 25, 2021	October 25, 2018

(1)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2007	98	90	81	72	63
October 2008	35	0	0	0	0
October 2009	9	0	0	0	0
October 2010	0	0	0	0	0
October 2011	0	0	0	0	0
October 2012	0	0	0	0	0
October 2013	0	0	0	0	0
October 2014	0	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	82	25	0	0
October 2009	100	8	0	0	0
October 2010	80	0	0	0	0
October 2011	49	0	0	0	0
October 2012	15	0	0	0	0
October 2013	0	0	0	0	0
October 2014	0	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	80	44
October 2009	100	100	43	0	0
October 2010	100	61	0	0	0
October 2011	100	18	0	0	0
October 2012	100	0	0	0	0
October 2013	87	0	0	0	0
October 2014	63	0	0	0	0
October 2015	38	0	0	0	0
October 2016	11	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	83	22
October 2010	100	100	76	0	0
October 2011	100	100	10	0	0
October 2012	100	73	0	0	0
October 2013	100	29	0	0	0
October 2014	100	0	0	0	0
October 2015	100	0	0	0	0
October 2016	100	0	0	0	0
October 2017	80	0	0	0	0
October 2018	47	0	0	0	0
October 2019	11	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	95	32
October 2011	100	100	100	29	0
October 2012	100	100	58	0	0
October 2013	100	100	13	0	0
October 2014	100	90	0	0	0
October 2015	100	57	0	0	0
October 2016	100	24	0	0	0
October 2017	100	0	0	0	0
October 2018	100	0	0	0	0
October 2019	100	0	0	0	0
October 2020	78	0	0	0	0
October 2021	44	0	0	0	0
October 2022	8	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	88
October 2012	100	100	100	92	71
October 2013	100	100	100	77	56
October 2014	100	100	92	65	46
October 2015	100	100	81	55	37
October 2016	100	100	71	46	30
October 2017	100	98	62	39	24
October 2018	100	89	54	32	0
October 2019	100	80	47	27	0
October 2020	100	71	40	22	0
October 2021	100	62	34	0	0
October 2022	100	54	28	0	0
October 2023	91	46	23	0	0
October 2024	78	38	0	0	0
October 2025	65	31	0	0	0
October 2026	52	24	0	0	0
October 2027	40	0	0	0	0
October 2028	29	0	0	0	0
October 2029	0	0	0	0	0

Class B-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	98	96	94	100	89
October 2014	91	81	71	69	52
October 2015	83	66	55	41	21
October 2016	74	52	36	18	0
October 2017	65	38	18	0	0
October 2018	56	25	1	0	0
October 2019	46	15	0	0	0
October 2020	35	1	0	0	0
October 2021	23	0	0	0	0
October 2022	11	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0

Class B-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016	100	100	100	100	96
October 2017	100	100	100	97	77
October 2018	100	100	100	81	0
October 2019	100	100	87	67	0
October 2020	100	100	75	55	0
October 2021	100	89	63	0	0
October 2022	100	78	53	0	0
October 2023	98	66	43	0	0
October 2024	88	55	0	0	0
October 2025	73	44	0	0	0
October 2026	58	34	0	0	0
October 2027	45	0	0	0	0
October 2028	32	0	0	0	0
October 2029	0	0	0	0	0

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 1.25 years in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 0.6% CPR.

Equivalent CPR Percentages at Various CLR Assumptions(1)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.4%	0.6%	0.9%	1.1%
Class A-2 Notes	0.0	0.7	1.3	1.8	2.2
Class A-3 Notes	0.0	1.2	2.1	2.8	3.4
Class A-4 Notes	0.0	1.7	2.9	3.8	4.6
Class A-5 Notes	0.0	2.2	3.6	4.8	5.8
Class A-6 Notes	0.0	2.8	5.1	7.2	9.0
Class B-1 Notes	0.0	3.4	6.6	9.8	12.0
Class B-2 Notes	0.0	3.5	6.7	9.5	11.9

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

$2,591,250,000

SLM Student Loan Trust 2007-5

Issuing Entity

$ 222,000,000	Floating Rate Class A-1 Student Loan-Backed Notes

$ 201,000,000	Floating Rate Class A-2 Student Loan-Backed Notes

$ 313,000,000	Floating Rate Class A-3 Student Loan-Backed Notes

$ 286,000,000	Floating Rate Class A-4 Student Loan-Backed Notes

$ 342,000,000	Floating Rate Class A-5 Student Loan-Backed Notes

$1,149,512,000	Floating Rate Class A-6 Student Loan-Backed Notes

$ 37,500,000	Floating Rate Class B-1 Student Loan-Backed Notes

$ 40,238,000	Auction Rate Class B-2 Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Joint Book-Runners

Banc of America Securities LLC

JPMorgan

Co-Managers

Credit Suisse

Deutsche Bank Securities

Merrill Lynch & Co.

RBS Greenwich Capital

July 10, 2007